EXHIBIT 10.3

The Willis Towers Watson Public Limited Company
Amended and Restated 2010 Employee Share Purchase Plan
(as last amended and restated as of February 28, 2024)

1.
Purpose of the Plan

The purpose of the Plan is to give Eligible Employees of Willis Towers Watson Public Limited Company and its Participating Companies the ability to benefit from the added interest that such employees will have in the welfare of the Company as a result of their increased equity interest in that Company.

2.
Section 423 of the Code

The Company intends for offerings under the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (a "Section 423 Offering"); provided, however, that the Administrator may also authorize the grant of rights under the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, or sub-plans adopted by the Administrator for such purpose (a "Non-Section 423 Offering").

3.
Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)
Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)
Administrator: The Committee or, subject to Applicable Law, a subcommittee of the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.
(c)
Affiliate: Shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Act. The Administrator shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(d)
Applicable Law: The requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where the Company is organized or Options are, or will be, granted under the Plan.
(e)
Board: The Board of Directors of the Company.
(f)
Change in Control: Such term means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Act and the rules of the U.S. Securities and Exchange Commission thereunder as in effect on the date hereof) of the ordinary shares of the Company representing more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding ordinary shares of the Company; or (ii) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (x) nominated by the Board nor (y) appointed by directors so nominated.

For the avoidance of doubt, a transaction shall not constitute a Change in Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company. The Administrator, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying an Option to take into account such transaction, including substituting or providing for the issuance of shares of the resulting ultimate parent entity in lieu of Shares of the Company.

(g)
Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.
(h)
Committee: The Human Capital and Compensation Committee of the Board or any properly delegated subcommittee thereof. If no Human Capital and Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
(i)
Companies Act: The Companies Act 1963 of Ireland.
(j)
Company: Willis Towers Watson Public Limited Company, a company organized under the laws of Ireland under registered number 475616.
(k)
Compensation: The form(s) of compensation that may be contributed by a Participant to fund the exercise of Options to purchase Shares granted pursuant to the Plan, which may include the total amount paid by the Company or any Participating Company to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as salary or wages (including 13th/14th month payments or similar concepts under local law), annual incentive plan and any other cash bonuses, commissions, overtime pay and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (i) under any employee benefit plan of the Company or a Participating Company available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any stipends, lump sum payments in lieu of foregone merit increases, "bonus buyouts" as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from share options, share appreciation rights, restricted share units and dispositions of shares acquired thereunder, and other special remunerations. Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, Compensation means the total amount paid by the Company or any Participating Company to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as base salary or base wages (including 13th/14th month payments or similar concepts under local law, whether such payments are characterized as base salary, base wages or otherwise under local law), including, in the interest of clarity, items of compensation that would constitute base wages for purposes of the payroll of the Company or Participating Company, as applicable; and for Eligible Employees in the United States, Compensation shall include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Administrator shall have discretion to determine the application of this definition to Eligible Employees outside the United States.
(l)
Contributions: The amount of Compensation contributed by a Participant through payroll deductions or other payments that the Administrator may permit a Participant to make to fund the exercise of Options to purchase Shares granted pursuant to the Plan.
(m)
Contribution Account: An account to which Contributions are credited under Section 11(d) of the Plan.
(n)
Disqualifying Disposition: As such term is defined in Section 11(g) of the Plan.
(o)
Eligible Employee: Any person providing services to the Company or a Participating Company in an employee-employer relationship who meets such other initial service requirement specified by the Administrator pursuant to Section 7(a). The Committee shall have the discretion to determine an individual’s status as an "Eligible Employee" in the case of any of the following, regardless of any subsequent reclassification as an employee by the Company or a Participating Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Participating Company who has entered into an independent contractor or consultant agreement with the Company or a Participating Company; (iv) any individual performing services for the Company or a Participating Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Participating Company enters into for services; (v) any individual classified by the Company or a Participating Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Participating Company; and (vii) any employee who is leased from or otherwise employed by a third party, including, for clarity, a professional employer organization. The Administrator shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.
(p)
Enrollment Period: The period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.
(q)
Fair Market Value: On a given date, the per Share closing price of a Share as reported on the Nasdaq Stock Market (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the Nasdaq Stock Market, on such other principal securities exchange or market on which the Shares are traded, and if the Company is not listed on the Nasdaq Stock Market or any other securities exchange or market, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion using appropriate criteria.
(r)
Maximum Share Amount: Subject to Section 423 of the Code and the limitations set forth in Section 7(c) and 11(a) of the Plan, the maximum number of Shares that a Participant may purchase in any given Offering Period shall be 1,887 Shares or such other maximum as may be determined by the Administrator.
(s)
Offering: A Section 423 Offering or a Non-Section 423 Offering of an Option under the Plan during an Offering Period as further described in Section 6. For purposes of the Plan, the Administrator may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Code Section 423; a Non-Section 423 Offering need not satisfy such regulations.
(t)
Offering Date: The first Trading Day of an Offering Period.
(u)
Offering Period: An offering period described in Section 6 of the Plan.
(v)
Option: A share option granted pursuant to Section 9 of the Plan.
(w)
Participant: Eligible Employees who elect to participate in, and are granted an Option under, the Plan.
(x)
Participating Company: A Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Section 423 Component, only Subsidiaries may be Participating Companies; provided, however, that at any given time a Subsidiary that is a Participating Company under the Section 423 Offering shall not be a Participating Company under the Non-Section 423 Offering. The Committee may provide that any Participating Company shall only be eligible to participate in the Non-Section 423 Offering.
(y)
Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(z)
Plan: The Willis Towers Watson Amended and Restated 2010 Employee Share Purchase Plan, as amended from time to time.
(aa)
Plan Broker: A stock brokerage or other financial services firm designated by the Administrator in its sole discretion.
(bb)
Plan Share Account: Plan Share account established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm.
(cc)
Purchase Date: The last Trading Day of an Offering Period.
(dd)
Purchase Price: The purchase price per Share, as determined pursuant to Section 10 of the Plan.
(ee)
Shares: Ordinary shares of the Company, nominal value $0.000304635 per share.
(ff)
Subsidiary: A subsidiary corporation as defined in Section 424(f) of the Code (or any successor section thereto) which is also a subsidiary within the meaning of Section 155 of the Companies Act.
(gg)
Tax-Related Items: Any U.S. federal, state, and/or local taxes and/or any non-U.S. taxes (including, without limitation, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other tax or tax-related item arising in relation to the Participant’s participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to Applicable Laws or an agreement entered into under the Plan).

(hh)
Trading Day: A day on which the principal exchange that the Shares are listed on is open for trading.
(ii)
Willis Group: The Company and its Subsidiaries and Affiliates.
4.
Shares Subject to the Plan

Subject to the adjustment provision in Section 15 of the Plan, the total number of Shares which shall be made available for sale under the Plan shall be 1,377,500 Shares to be allocated among Offering Periods as the Administrator shall determine. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which Options are to be exercised may exceed (i) the number of Shares available for sale under the Plan on the Offering Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising Options on such Purchase Date, and continue all Offering Periods then in effect or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising Options on such Purchase Date, and terminate any or all Offering Periods then in effect. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of Additional Shares (defined below) for issuance under the Plan by the Company's shareholders subsequent to such Offering Date. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan. For avoidance of doubt, the Share limitation set forth in this Section 4 may be used to satisfy purchases of Shares under either a Section 423 Offering or a Non-Section 423 Offering.

5.
Administration of the Plan
(a)
Committee as Administrator. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Subject to Applicable Law, no member of the Board, the Committee or its delegates shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party that the Committee deems necessary.
(b)
Powers of the Administrator. The Administrator shall have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form (including any country-specific appendix to such form for employees outside the United States) or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Affiliates or Subsidiaries shall be Participating Companies in either a Section 423 Offering or a Non-Section 423 Offering, (iii) determine the terms and conditions of any Option under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding Option, including any amendments to an Option that may be necessary for purposes of effecting a transaction contemplated under Section 15 hereof (including, but not limited to, an amendment to the class or type of shares that may be issued pursuant to the exercise of an Option or the Purchase Price applicable to a right), provided that the amended Option otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator specifically is authorized to adopt rules, procedures and subplans, which, for purposes of a Non-Section 423 Offering, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of Share issuances, which may vary according to local requirements.
(c)
Binding Authority. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan shall be made in the Administrator's sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.
(d)
Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Administrator” hereunder, or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Board delegates authority pursuant to this Section 5(d).
6.
Offering Periods

The Plan shall be implemented by a series of Offering Periods of six (6) months' duration, with new Offering Periods commencing on the date determined by the Administrator. The Plan shall continue until terminated in accordance with Section 22 hereof. Notwithstanding the foregoing, the Administrator may change the duration, frequency and/or commencement of any Offering Period, subject to the limitations under Section 423 of the Code for any Section 423 Offering and all Applicable Law.

7.
Eligibility
(a)
General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of this Section 7. The Administrator, in its discretion, from time to time may, prior to an Offering Period for all Options to be granted in a Section 423 Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if they: (i) have not completed at least one (1) year of service since their last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily work not more than twenty (20) hours per week (or such lesser period of time as may be determined by the

Administrator in its discretion), (iii) customarily work not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) are a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) are a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or are an officer or subject to the disclosure requirements of Section 16(a) of the Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Participating Company whose employees are participating in that Offering.
(b)
Non-U.S. Employees. An Eligible Employee who works for a Participating Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(c)
Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option under a Section 423 Offering to the extent that, immediately after the grant, such Eligible Employee (or any other person whose share would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any related company.
8.
Participation in the Plan

The Administrator shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan. An Eligible Employee may elect to participate in an Offering under the Plan during any Enrollment Period in accordance with Section 11(a). Once a Participant elects to participate in an Offering Period, such employee shall automatically participate in all subsequent Offering Periods at the same rate of Contributions as was in effect in the prior Offering Period unless the employee (a) makes a new election or (b) withdraws or is deemed to withdraw from an Offering Period or from the Plan pursuant to Section 13 of the Plan. A Participant who is automatically enrolled in a subsequent Offering Period pursuant to this Section 8 is not required to file any additional documentation in order to continue participation in the Plan; provided, however, that participation in the subsequent Offering Period shall be governed by the terms and conditions of the Plan in effect at the beginning of such Offering Period, subject to the Participant’s right to withdraw from the Plan in accordance with Section 13 of the Plan. The Administrator has the authority to change the rules set forth in this Section 8 regarding participation in the Plan.

9.
Grant of Option on Enrollment

Each Participant who elects to participate in a given Offering Period shall be granted (as of the Offering Date) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount reduced by any purchases that have already been made under the Plan during the same calendar year in which the purchases for this Offering Period will be made or (ii) the number determined by dividing the amount accumulated in such employee's Contribution Account during such Offering Period by the Purchase Price.

10.
Purchase Price

The Purchase Price at which a Share will be sold in a given Offering Period, as of the Purchase Date, shall be determined by the Administrator but shall not be less than eighty-five percent (85%) of the lesser of:

(a) the Fair Market Value of a Share on the Offering Date; or

(b) the Fair Market Value of a Share on the Purchase Date.

Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, the Purchase Price shall be eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date. Provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a shareholder-approved amendment to the Plan (the date on which such amendment is approved, the “Approval Date”), and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”) and (iii) the Fair Market Value of a Share on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Approval Date is deemed to be the Offering Date of a new Offering Period, and the Purchase Price with respect to the Additional Shares shall be determined by the Administrator but shall not be less than eighty-five percent (85%) of the Approval Date Fair Market Value or the Fair Market Value of a Share on the Purchase Date, whichever is lower.

11.
Payment of Purchase Price; Changes in Contributions; Issuance of Shares

Subject to Sections 12 and 13 of the Plan:

(a)
Any election by an Eligible Employee to participate pursuant to Section 8 shall be made by completing the online enrollment process through the Company’s Plan Broker or, to the extent specified by the Administrator, by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in one percent (1%) increments, from one percent (1%) to ten percent (10%), or such other maximum percentage not to exceed fifteen percent (15%) determined by the Administrator, of such Participant's Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under a Section 423 Offering under this Plan (or under any other "employee stock purchase plan" within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of U.S. $25,000.00 (or such lesser amount as determined by the Administrator in its sole discretion) for each calendar year in which such Option is outstanding. For a given Offering Period, Contributions shall commence on the first day of the Offering Period and shall end on the last day of the Offering Period, unless sooner altered or terminated as provided in the Plan; provided, however, that the Administrator shall determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) whether amounts payable on a payroll date that coincides with a Purchase Date shall be allocated to the purchase of Shares on the next subsequent Purchase Date.
(b)
A Participant shall not change the rate of Contributions once an Offering Period has commenced. Unless a Participant makes a new election to change the rate of Contributions prior to the commencement of an Offering Period, the Participant's most recent election will apply to such new Offering Period. Notwithstanding the foregoing, a Participant may elect to reduce the rate of Contributions to zero percent (0%) once an Offering Period has commenced. If a Participant reduces their rate of Contributions to zero percent (0%) once an Offering Period has commenced, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase Date, but if the Participant does not increase such rate of Contributions above zero percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 13 hereof.
(c)
All Contributions made with respect to a Participant shall be credited to their Contribution Account under the Plan and shall be deposited with the general funds of the Company. Any administrative fee that may be assessed pursuant to Section 5 above may be deducted from a Participant's Contribution Account. No interest shall accrue and be paid on the amounts credited to such Contribution Accounts, except as otherwise determined by the Administrator, in its sole discretion, or required by Applicable Law. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions unless required under Applicable Law. A Participant may not make any separate cash payment into their Contribution Account and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction except where required under Applicable Law and only under a Non-Section 423 Offering or except as otherwise determined by the Administrator.
(d)
Subject to the limitations set forth in Sections 7(c) and 11(a), on each Purchase Date, the Company shall apply all funds then in the Participant's Contribution Account to purchase Shares (in whole and/or fractional Shares, as determined by the Administrator) pursuant to the Option granted on the Offering Date, provided that a Participant may not purchase in excess of the Maximum Share Amount. Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share (to the extent fractional Shares are not authorized to be purchased pursuant to the terms of the Offering) shall be carried forward for the purchase of Shares on the following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall not be carried forward to any subsequent Offering Period and shall instead be refunded, without interest, as soon as practicable following the Purchase Date, except as otherwise determined by the Administrator or required by Applicable Law. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares available for issuance under the Plan in as uniform a manner as shall be practicable and as the Administrator shall in its sole discretion determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant.
(e)
A Participant shall have no interest or voting right in the Shares covered by their Option until such Option is exercised. Upon exercise, the Shares received by a Participant under this Plan will carry the same voting rights as other outstanding shares of the same class.
(f)
As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name with the Plan Broker or in a Plan Share Account to be held by such Broker or in such Plan Share Account, as applicable. Unless otherwise permitted by the Administrator in its sole discretion, dividends that are declared on the Shares held in such account shall be paid in cash to the Participant.
12.
Brokerage Account or Plan Share Accounts

By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on their behalf of a Plan Broker selected by the Administrator. Alternatively, the Administrator may provide for Plan Share Accounts for each Participant. Shares purchased by a Participant pursuant to the Plan shall be held in the Participant’s brokerage or Plan Share Account. The Company may require that Shares be retained in the Plan Broker account or Plan Share Account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

13.
Withdrawal

Each Participant may withdraw from an Offering Period or from the Plan under such terms and conditions as are established by the Administrator in its sole discretion. Upon a Participant's withdrawal from an Offering Period or from the Plan, all accumulated Contributions in the Contribution Account shall be returned, without interest, except as otherwise determined by the Administrator, in its sole discretion, or required by Applicable Law, and they shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods by enrolling for a subsequent Offering Period or pursuant to such terms and conditions established by the Administrator in its sole discretion.

14.
Termination of Employment; Leave of Absence
(a)
Generally. A Participant whose employment is terminated for any reason shall cease to participate in the Plan upon their termination of employment. Upon such termination all Contributions credited to the Participant's Contribution Account shall be returned, without interest, except as otherwise determined by the Administrator, in its sole discretion, or required by Applicable Law, and such Participant shall have no future rights in any unexercised Options under the Plan.
(b)
Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant shall continue and any Contributions credited to the Participant’s account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Administrator (on a uniform and nondiscriminatory basis for Section 423 Offerings) or required by Applicable Law), but any Contributions then credited to the Participant’s account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of Section 423 Offerings and Non-Section 423 Offerings (unless otherwise determined by the Administrator prior to the commencement of an Offering Period of a Non-Section 423 Offering), the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
(c)
Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423

Offering to a Non-Section 423 Offering, the exercise of the right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-Section 423 Offering to a Section 423 Offering, the exercise of the right will remain non-qualified under the Non-Section 423 Offering. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.
15.
Adjustments upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

(a)
Generally. In the event of any increase, decrease or change in the number or characteristic of outstanding Shares effected without receipt of consideration by the Company or by reason of any Share dividend, split, reverse share split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Administrator without liability to any person will make such substitution or adjustment, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected terms of such Options. An adjustment under this provision may have the effect of reducing the price at which Shares may be acquired to less than their nominal value (the "Shortfall"), but only if and to the extent that the Administrator shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares.
(b)
Change in Control. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the right to purchase Shares pursuant to the Option granted on the Offering Date, or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date will be before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing, at least ten (10) trading days prior to the new Purchase Date (or such other date as may be specified by the Administrator), that the Purchase Date for the Participant's exercise of Options to purchase Shares has been changed to the new Purchase Date and that Shares will be purchased automatically for the Participant on the new Purchase Date, unless the Participant has withdrawn from the Offering Period prior to such date, as provided in Section 13 hereof. Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on the new Purchase Date because it was not sufficient to purchase a whole Share (to the extent fractional Shares are not authorized to be purchased pursuant to the terms of the Offering) shall be refunded, without interest, as soon as practicable following the new Purchase Date, except as otherwise determined by the Administrator or required by Applicable Law. Notwithstanding the foregoing, in the event of a Change in Control, the Administrator in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option or Offering Period as of the date of the consummation of the Change in Control.
16.
Nontransferability

No Options granted under the Plan shall be transferred, assigned, pledged or otherwise disposed of in any way by the Participant otherwise than by will or by the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect, except that the Administrator may treat such act as an election to withdraw from the Offering Period in accordance with Section 13. During the Participant's lifetime Options shall be exercisable only by the Participant.

17.
Rights as a Shareholder

A Participant shall have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

18.
No Right to Employment

The granting of an Option under the Plan shall impose no obligation on the Company or a Participating Company to continue the employment of a Participant and shall not lessen or affect the Participating Company's right to terminate the employment of such Participant.

19.
Conditions Upon Issuance of Shares

Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Administrator determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant's account shall be promptly refunded, without interest (except as otherwise determined by the Administrator, in its sole discretion, or required by Applicable Law), to the Participant, without any liability to the Company or any of its Affiliates or Subsidiaries.

20.
Code Section 409A; Tax Qualification
(a)
Code Section 409A. Rights to purchase shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Option or right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding Option, right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that an Option is compliant with Section 409A of the Code.

(b)
Tax Qualification. Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
21.
Taxes

At the time a Participant's Option is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, or at the time of any other taxable event, the Participant shall make adequate provision for any Tax-Related Items. In their sole discretion, the Company or the Participating Company that employs the Participant may satisfy its obligation to withhold Tax-Related Items by (a) withholding from the Participant's wages or other compensation, (b) withholding a number of Shares otherwise issuable in connection with the purchase of Shares under the Plan, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) requiring the Participant to make a cash payment (by check or wire transfer) to the Company or another Participating Company equal to the amount of the Tax-Related Items, or (e) any other method determined by the Company that is permissible under Applicable Law.

22.
Effectiveness of Plan; Amendment or Termination of the Plan

The Plan became effective on February 3, 2010. The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, or (c) June 10, 2026. The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 15 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or to the extent shareholder approval is otherwise required under Applicable Law (b) except as otherwise provided in Section 15(b), without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that (i) the Board may amend the Plan in such manner as it deems necessary to facilitate compliance with Applicable Law and (ii) the Board may terminate the Plan without the consent of the Participants so long as it returns all Contributions accumulated in the Participants' Contribution Accounts together, without interest, except as otherwise determined by the Administrator, in its sole discretion, or required by Applicable Law.

23.
Choice of Law

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York (without regard to any conflict of law provisions).

24.
Severability

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.